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                                                                   EXHIBIT 10.16

                              CONSULTING AGREEMENT
                              --------------------

          THIS CONSULTING AGREEMENT (this "Agreement") is entered into this ____
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day of February, 1999, by and between Stamps.com Inc., a Delaware corporation
(the "Company"), and Loren Smith, an individual ("Consultant").
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                                    RECITALS
                                    --------

          A. The Company is in the business of developing, designing, programming and implementing an online postage system.

          B. Consultant has expertise in U.S. Postal Service marketing strategy.

          C. The Company desires to engage Consultant, as an independent contractor, to perform the services hereinafter set forth and Consultant desires to perform such services for the Company and its clients, in accordance with the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

          1.  Consulting Services.  Consultant agrees to render consulting
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services ("Consulting Services") to the Company, for the term of this Agreement,
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devoting his best efforts on a part time basis to the Company's business.
Consultant shall report to Company's Chief Executive Officer ("CEO") and Senior Vice President of Marketing ("SVP Marketing"), performing the following services and such other services as may be requested from time to time by the CEO or SVP
Marketing:

              a. development of a strategic marketing plan related to the Company's SOHO and corporate customer acquisition efforts in conjunction with Company's marketing and strategic planning team;

              b. providing temporary executive consulting services to Company until Company has hired the SVP Marketing, performing work which would otherwise be undertaken by the SVP Marketing;

              c. providing marketing consulting related to U.S.Postal Service offerings;

              d. assisting in strategic planning regarding Company's relationship with the U.S. Postal Service;

              e. participating in Company's government affairs program with respect to the U.S. Postal Service and legislative lobbying efforts;
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              f.  collaborating with Company's management team to propose and facilitate the implementation of U.S. Postal Service-related Company initiatives;

              g. providing consumer and corporate marketing consulting regarding Company's products and services;

              h. assisting Company in development of its international strategic plan, including development of business models for working with international postal services;

              i. developing relationships for Company at the most senior levels of the U.S. Postal Service, to enhance Company's ability to achieve its strategic goals and objectives; and

              j. working with management and Ramsey Beirne to recruit and hire a SVP Marketing and to recruit other senior executives.

          2.  Board Services.  Consultant agrees to serve on Company's board of
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directors ("Board Services"), when elected to that position, for the term for which he is elected, and to perform the following services in his capacity as a board member:

              a. attendance at one board meeting in Southern California each month;

              b. service on one board committee, as appointed thereto from time to time by the board;

              c. providing such services as are rendered by Company's other board members, including without limitation periodic availability to attend to telephone conferences, correspondence, and e-mail.

          3.  Standard of Care.  Consultant shall utilize the highest
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professional standards of practice in performing the Consulting Services and
Board Services for the Company.

          4.  Part-time Services.  In addition to such time as Consultant
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devotes to the Board Services, he shall spend an average of 1.5 to 2 days per week performing the Consulting Services, although Consultant recognizes and agrees that he may be called upon to devote more time than this average to Company's business during the initial interim period before Company hire its SVP Marketing. Consultant shall work at least two full days each month at Company's Southern California offices.

          5.  Term.  This Agreement shall have a term of two years, beginning
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March 1 and terminating on February 28, 2001, unless terminated earlier in accordance with the provisions of Section 14 hereof.

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          6.  Compensation and Expenses.
              -------------------------

              a. Company shall pay Consultant annual compensation of $120,000.00 ("the Compansation"), payable in equal increments once per month over the term of this Agreement.

              b. Company shall grant Consultant the following stock options for his Board Services and Consulting Services, which will be separately memorialized in Company's usual form of option grants:

                  (1) Board Services Options.  Company shall grant Consultant
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     options to purchase 72,000 shares of its common stock with a strike price of fifty cents per share. No options will vest until Consultant has completed one full year of Board Services. The options will vest ratably each month for the thirty six months which follow the first year of Consultant's Board Services.

                  (2) Consulting Services Options.  Company shall grant
                      ---------------------------
     Consultant options to purchase an additional 90,000 shares of its common stock with a strike price of fifty cents per share. Twenty thousand options will vest each of the first three years after the option grant; those options will vest ratably each month over that three year interval. Thirty thousand shares will vest in the fourth year after the option grant; those options will likewise vest ratably each month during that year. However, if Company

                      (a) achieves a customer base of at least 250,000 customers
              and

                      (b) completes an initial public offering of its stock
              which yields the Company at least $20 million in revenue,

     and if both those events occur before conclusion of the fourth anniversary of Company's grant of the Consulting Services options, then vesting of the final 30,000 options will be accelerated. If Company or Consultant elect early termination of the Consulting Services (i.e., before the second anniversary of this Agreement), then Consultant's options shall continue to vest monthly for ninety days following the date on which the Consulting Services terminate, and no all remaining options shall then lapse and shall never vest.

              c. The Company shall reimburse Consultant for reasonable costs and expenses incurred by Consultant in providing the Consulting Services, in accordance with the Company's expense reimbursement guidelines. Any single expense which will exceed $7,500 must be approved in advance by the Company's CEO, or the Company may elect at its sole discretion not to reimburse Consultant for that expense.

          7.  Proprietary Information.  Consultant understands that the Company
              -----------------------
possesses and will possess Proprietary Information (as defined below) which is important to its business. For purposes of this Agreement, "Proprietary
                                                             -----------
Information" is information that was or
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will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about operations, services, trade secrets, computer programs, algorithms, application programming interfaces, design, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by the Company or for the Company from any other person or entity. Consultant hereby acknowledges and agrees that all such Proprietary Information shall be the sole and exclusive property of the Company. At all times, both during the term of this Agreement and after its termination, Consultant will keep in confidence and trust and will not use any Proprietary Information without the prior written consent of an officer of the Company except as may be necessary and appropriate in the ordinary course of performing the Consulting Services under this Agreement. Consultant acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to the Company for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, the Company shall have the right to obtain injunctive relief.

          8.  Company Materials.  Consultant hereby acknowledges and agrees that
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all Company Materials (as defined below) shall be the sole and exclusive property of the Company. Consultant will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as required in connection with performance of the Consulting Services under this Agreement. Consultant further agrees that, immediately upon the Company's request and in any event upon completion of the Consulting Services, Consultant shall deliver to the Company all Company Materials, any document or media that contains Results (as defined below), apparatus, equipment and other physical property or any reproduction of such property, excepting only Consultant's copy of this Agreement. For purposes of this Agreement, "Company Materials" are documents or other media or tangible
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items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by Consultant or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer media or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like. For the purposes of this Agreement, "Results" means any and all deliverables or results of the Consulting Services
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including, without limitation, all Inventions.

          9.  Exclusivity.  During the term of this Agreement and for so long as
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Consultant continues to perform Consulting Services or Board Services, whichever is longer, Consultant shall not engage in any commercial activities or endeavors on behalf of any person or entity other than Company which is active in IBI mailing markets.

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          10.  Nonsolicitation.  Consultant hereby agrees that during the term
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of this Agreement and for a one (1) year period thereafter, Consultant will not encourage or solicit any customer, employee or consultant of the Company to leave the Company for any reason or to begin doing business with any competitor of the Company.

          11.  Independent Contractor.  Consultant shall act in the capacity of
               ----------------------
an independent contractor with respect to the Company. Consultant shall not be, nor represent himself or herself as being, an agent of the Company, and shall not be, nor represent himself or herself as being authorized to bind the Company. As an independent contractor, Consultant shall not have the status of an employee of the Company and shall not be eligible to participate in any employee benefit plans or group insurance plans or programs. Company shall not provide Social Security, unemployment compensation, disability insurance, worker's compensation or similar coverage, nor any statutory benefits, to Consultant. Consultant shall be solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance.

          12.  Consultant's Representations.  Consultant represents and warrants
               ----------------------------
that:

               a. Consultant's performance of the Consulting Services or of any term of this Agreement will not breach any agreement or understanding that Consultant has with any other person or entity and that there is no other contract or duty now in existence inconsistent with the terms of this Agreement;

               b. During the term of this Agreement, Consultant shall not be bound by any agreement, nor assume any obligation, which would in any way be inconsistent with the Consulting Services to be performed by Consultant under this Agreement;

               c. In performing the Consulting Services, Consultant will not use any confidential or proprietary information of any other person or entity or infringe the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of any other person or entity nor will Consultant disclose to the Company, or bring onto the Company's premises, or induce the Company to use any confidential information of any person or entity other than the Company or Consultant; and

               d. Consultant will abide by all applicable laws and the Company's safety rules in the course of performing the Consulting Services.

          13.  Indemnification.  Consultant will defend, indemnify and hold the
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Company harmless against any and all losses, liabilities, damages, claims, demands, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising or resulting, directly or indirectly, from (a) any act or omission of Consultant or Consultant's breach of any term or condition of this Agreement, (b) infringement by any Result or Consultant's performance of the Consulting Services of any third party intellectual property rights or (c) any failure (alleged or actual) by Consultant to satisfy any of his tax or withholding obligations (including, without limitation, those obligations referred to in Section 8 hereunder).

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          14.  Termination.  Consultant's Consulting Services may be terminated
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by the Company at any time, for any reason, with or without cause, or by the
Consultant, upon thirty (30) days prior written notice to the other party. In the event of such early termination, the Company shall continue to pay Consultant the Compensation for a period of ninety days following the termination date, but it shall have no obligation to pay him any remaining balance of the Compensation referred to in Paragraph 6 above.

          15.  Miscellaneous Provisions.
               ------------------------

               a. Consultant agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.

               b. Consultant agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and the balance of the Agreement shall be interpreted as if such portion(s) were so limited or excluded and shall be enforceable in accordance with its terms.

               c. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that this Agreement and the rights and obligations hereunder are not assignable by Consultant without the Company's prior written consent.

               d. Notices under this Agreement will be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service with tracking capabilities and costs prepaid or mailed by prepaid certified or registered mail, return receipt requested, to a party at its address first set below its signature to this Agreement or as amended by notice pursuant to this Section 12(d). If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

               e. This Agreement contains the entire understanding of the parties regarding its subject matter and supersedes all prior understandings or agreements between the parties with regard to its subject matter. This Agreement can only be modified by a subsequent written agreement executed by both parties hereto.

               f. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

               g. This Agreement may be signed in counterparts, each of which shall be deemed an original.

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               h.  Consultant shall not export, re-export or otherwise remove from the United States any Proprietary Information or Company Materials, or any portion or direct product of the foregoing. This obligation shall survive any termination or expiration of this Agreement.

               i. Notwithstanding anything to the contrary in this Agreement, Sections ________ and __ hereof shall survive any termination of this Agreement.

          IN WITNESS WHEREOF, this Consulting Agreement is entered into on the date first set forth above.

Accepted and Agreed to:

"COMPANY"                                 "CONSULTANT"

STAMPS.COM INC.

By: /s/ John M. Payne                     /s/ Loren E. Smith
   -------------------------------        --------------------------------------

Name: John M. Payne
     -----------------------------

Title: CEO/Pres
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